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                                                                       EXHIBIT 2

                                     BY-LAWS
                                       OF
                                THE BAUPOST FUND

                                    ARTICLE 1
                            Agreement and Declaration
                          of Trust and Principal Office
                         (as amended December 12, 1997)


         1.1. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect (the "Declaration of Trust"), of The Baupost Fund (the "Trust"), the Massachusetts business trust established by the Declaration of Trust.

         1.2. Principal Office of the Trust. The principal office of the Trust shall be located in Cambridge, Massachusetts.


                                    ARTICLE 2
                              Meetings of Trustees

         2.1. Regular Meetings. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees.

         2.2. Special Meetings. Special meetings of the Trustees may be held, at any time and at any place designated in the call of the meeting, when called by the Chairman of the Board, if any, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Clerk or an Assistant Clerk or by the officer or the Trustees calling the meeting.

         2.3. Notice. It shall be sufficient notice to a Trustee of a special meeting to send notice by mail at least forty-eight hours or by telegram or telecopy at least twenty-four hours before the meeting addressed to the Trustee at his or her usual or last known business or residence address or to give notice to him or her in person or by telephone at least twenty-four hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him or her before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him or her. Neither notice of a meeting nor a waiver of a notice need specify the purposes of the meeting.
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         2.4. Quorum. At any meeting of the Trustees a majority of the Trustees then in office shall constitute a quorum. Any meeting may be adjourned from time to time by a majority of the votes cast upon the question, whether or not a quorum is present, and the meeting may be held as adjourned without further notice.

         2.5. Action by Vote. When a quorum is present at any meeting, a majority of Trustees present may take any action, except when a larger vote is expressly required by law, by the Declaration of Trust or by these By-Laws.

         2.6. Action by Writing. Except as required by law, any action required or permitted to be taken at any meeting of the Trustees may be taken without a meeting if a majority of the Trustees (or such larger proportion thereof as shall be required by any express provision of the Declaration of Trust or these By-Laws) consent to the action in writing and such written consents are filed with the records of the meetings of Trustees. Such consent shall be treated for all purposes as a vote taken at a meeting of Trustees.

         2.7. Presence Through Communications Equipment. Except as required by law, the Trustees may participate in a meeting of Trustees by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time, and participation by such means shall constitute presence in person at a meeting.


                                    ARTICLE 3
                                    Officers

         3.1. Enumeration; Qualification. The officers of the Trust shall be a President, a Treasurer, a Clerk, and such other officers, if any, as the Trustees from time to time may in their discretion elect. The Trust may also have such agents as the Trustees from time to time may in their discretion appoint. If a Chairman of the Board is elected, he or she shall be a Trustee and may but need not be a Shareholder; and any other officer may be but none need be a Trustee or Shareholder. Any two or more offices may be held by the same person.

         3.2. Election and Tenure. The President, the Treasurer, the Clerk and such other officers as the Trustees may in their discretion from time to time elect shall each be elected by the Trustees to serve until his or her successor is elected or qualified, or until he or she sooner dies, resigns, is removed or becomes disqualified. Each officer shall hold office and each agent shall retain authority at the pleasure of the Trustees.

         3.3. Powers. Subject to the other provisions of these By-Laws, in addition to the duties and powers herein and set forth in the Declaration of Trust and in addition to such duties and powers as may be determined by the Trustees, the President shall have such duties and powers with respect to the Trust as are commonly incident to the president of a Massachusetts business corporation as if the Trust were organized as a Massachusetts business corporation;


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each other officer shall have such duties and powers as are commonly incident to the office occupied by him or her as if the Trust were organized as a Massachusetts business corporation.

         3.4. President and Vice Presidents. The President shall have the duties and powers specified in these By-laws and shall have such other duties and powers as may be determined by the Trustees.

         Any Vice Presidents shall have such duties and powers as shall be designated from time to time by the Trustees.

         3.5. Chief Executive Officer. The Chief Executive Officer of the Trust shall be the Chairman of the Board, if any, the President or such other officer as is designated by the Trustees and shall, subject to the control of the Trustees, have general charge and supervision of the business of the Trust and, unless there is a Chairman of the Board, or except as the Trustees (or the Chairman of the Board if the Trustees do not act) shall otherwise determine, preside at all meetings of the stockholders and of the Trustees. If no such designation is made, the President shall be the Chief Executive Officer.

         3.6. Chairman of the Board. If a Chairman of the Board of Trustees is elected, he or she shall have the duties and powers specified in these By-Laws and shall have such other duties and powers as may be determined by the Trustees. The Chairman of the Board shall, unless the Trustees (or the Chairman of the Board if the Trustees do not act) shall otherwise determine, preside at all meetings of the stockholders and of the Trustees.

         3.7. Treasurer. The Treasurer shall be the chief financial and accounting officer of the Trust, and shall, subject to the provisions of the Declaration of Trust and to any arrangement made by the Trustees with a custodian, investment adviser or manager or transfer, shareholder servicing or similar agent, be in charge of the valuable papers, books of account and accounting records of the Trust, and shall have such other duties and powers as may be designated from time to time by the Trustees or by the Chief Executive Officer.

         3.8. Clerk. The Clerk shall record all proceedings of the Shareholders and the Trustees in books to be kept therefor, which books or a copy thereof shall be kept at the principal office of the Trust. In the absence of the Clerk from any meeting of the Shareholders or Trustees, or otherwise at the request of the Clerk, an assistant Clerk, or if there be none or if he or she is absent, a temporary clerk chosen at such meeting shall record the proceedings thereof in the aforesaid books.

         3.9. Resignations and Removals. Any officer may resign at any time by written instrument signed by him or her and delivered to the President or the Clerk or to a meeting of the Trustees. Such resignation shall be effective upon receipt unless specified to be effective at some other time. The Trustees may remove any officer with or without cause. Except to the extent expressly provided in a written agreement with the Trust, no officer resigning and no


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officer removed shall have any right to any compensation for any period following his or her resignation or removal, or any right to damages on account of such removal.

                                    ARTICLE 4
                                     Reports

         4.1. General. The Trustees and officers shall render reports at the time and in the manner required by the Declaration of Trust or any applicable law. Officers shall render such additional reports as they may deem desirable or as may from time to time be required by the Trustees.

                                    ARTICLE 5
                                   Fiscal Year

         5.1. General. Except as from time to time otherwise provided by the Trustees, the initial fiscal year of the Trust shall end on such date as is determined in advance or in arrears by the Treasurer, and subsequent fiscal years shall end on such date in subsequent years.

                                    ARTICLE 6
                                      Seal

         6.1. General. The seal of the Trust shall consist of a flat-faced die with the word "Massachusetts," together with the name of the Trust and the year of its organization cut or engraved thereon, but, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust.

                                    ARTICLE 7
                               Execution of Papers

         7.1. General. Except as the Trustees may generally or in particular cases authorize the execution thereof in some other manner, all checks, notes, drafts and other obligations and all registration statements and amendments thereto and all applications and amendments thereto to the Securities and Exchange Commission shall be signed by the Chairman, if any, the President, any Vice President or the Treasurer or any of such other officers or agents as shall be designated for that purpose by a vote of the Trustees.





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                                    ARTICLE 8

                        Determination of Net Asset Value

         8.1. General. The Trustees or any officer or officers or agent or agents of the Trust designated from time to time for this purpose by the Trustees shall determine the value of all the assets attributable to any class or series of shares of the Trust on each day (other than on a day on which no shares of the Trust were tendered for redemption and no order to purchase shares was accepted by the Fund) upon which the New York Stock Exchange is open for unrestricted trading or at such other times as the Trustees shall, consistent with the 1940 Act and the rules of the Commission, designate. The value of such assets so determined, less total liabilities belonging to that class or series of shares (exclusive of capital stock or surplus) shall be the net asset value, until a new asset value is determined by the Trustees or such officers or agents. In determining the net asset value, the Trustees or such officers or agents may include in liabilities such reserves for taxes, estimated accrued expenses and contingencies in accordance with accounting principles generally accepted at the time as the Trustees or such officers or agents may in their best judgment deem fair and reasonable under the circumstances. The manner of determining net asset value may from time to time be altered as necessary or desirable in the judgment of the Trustees to conform it to any other method prescribed or permitted by applicable law or regulation. Determinations of net asset value made by the Trustees or such officers or agents in good faith shall be binding on all parties concerned. The foregoing sentence shall not be construed to protect any Trustee, officer or agent of the Trust against any liability to the Trust or its security holders to which he or she would otherwise be subject by reason of wilful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his or her office.

                                    ARTICLE 9
                            Amendments to the By-Laws

         9.1. General. These By-Laws may be amended or repealed, in whole or in part, by a majority of the Trustees then in office.







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